As filed with the Securities and Exchange Commission on September 6, 2013

Registration No. 333-154278

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective

Amendment No. 4

to

Form S-1

Registration Statement

Under

The Securities Act of 1933

Macquarie Equipment Leasing Fund, LLC

(Exact name of registrant as specified in its charter)

Delaware	7359	26-3291543
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

225 Franklin Street, 17th Floor, Suite 1700

Boston, Massachusetts 02110

(617) 457-0645

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Fahy

President

Macquarie Asset Management, Inc.

225 Franklin Street, 17th Floor, Suite 1700

Boston, Massachusetts 02110

(617) 457-0645

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Matthew S. Heiter Baker, Donelson, Bearman, Caldwell & Berkowitz, PC 165 Madison Avenue, Suite 2000 Memphis, Tennessee 38103 (901) 577-8117	Robert G. Reedy Porter & Hedges LLP 1000 Main Street, 36th Floor Houston, Texas 77002 (713) 226-6674

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

This Post-Effective Amendment to the registration statement shall hereafter become effective in accordance with Section 8© of the Securities Act of 1933, as amended.

Deregistration of Shares of Limited Liability Company Interests

Macquarie Equipment Leasing Fund, LLC (the “Fund”) filed a Registration Statement on Form S-1, as amended (SEC File No. 333-154278) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on June 19, 2009, pursuant to which the Fund registered up to 15,800,000 shares of limited liability company interest (the “Shares”) under the Securities Act of 1933, as amended (the “Offering”). Of the 15,800,000 Shares registered, 15,000,000 Shares were offered to the public pursuant to the primary offering on a “best efforts” basis for $10.00 per Share and 800,000 Shares were offered pursuant to the Fund’s distribution reinvestment plan at a purchase price of $9.00 per Share.

Effective as of the close of business on March 19, 2012, the Fund terminated the Offering and is filing this post-effective amendment to the Registration Statement in order to withdraw from registration those securities covered by the Registration Statement that remained unsold to the public.

Of the 15,800,000 Shares registered, 9,659,986 Shares were sold as of the termination date, including 9,455,265 Shares sold pursuant to the primary offering and 204,721 Shares sold pursuant to the distribution reinvestment plan. Accordingly, the Fund hereby amends the Registration Statement to withdraw from registration 6,140,014 Shares that remained unsold to the public.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, State of Massachusetts, on the 6th day of September, 2013.

Macquarie Equipment Leasing Fund, LLC

By:	Macquarie Asset Management Inc.
Its Manager

By:	/s/ David Fahy
David Fahy President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David Fahy David Fahy	Director and President Principal Executive Officer	September 6, 2013

/s/ Tom O’Neill Tom O’Neill	Director and Vice President	September 6, 2013

/s/ John Papatsos John Papatsos	Principal Financial Officer, Principal Accounting Officer	September 6, 2013

/s/ James A. Pitts James A. Pitts	Independent Director	September 6, 2013

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